Exhibit 99.2

PRESS RELEASE

For more information contact:	For Immediate Release
Michael M. Ciaburri
President and Chief Operating Officer
(203) 782-1100

Carlota I. Grate
Senior Vice President and Chief Financial Officer
(203) 782-1100

SOUTHERN CONNECTICUT BANCORP, INC. PLANS TO OPEN NEW
OFFICE IN NEW LONDON, CONNECTICUT

New Haven, Connecticut (December 21, 2005) - Southern Connecticut Bancorp, Inc. (AMEX:SSE), headquartered in New Haven, Connecticut is pleased to announce plans to open a new office in New London, Connecticut to be called The Bank of Southeastern Connecticut, a division of The Bank of Southern Connecticut.

Previously, Southern Connecticut Bancorp, Inc. had anticipated opening an independently chartered institution in New London. In August 2005 Southern Connecticut Bancorp, Inc. received formal regulatory approval from the Federal Deposit Insurance Corporation to open The Bank of Southeastern Connecticut. At that time, the State of Connecticut Department of Banking had provided preliminary approval, but approval from the Federal Reserve Board of Governors was still required. Since August, Southern Connecticut Bancorp, Inc. has committed substantial resources to obtain the final regulatory approvals. After lengthy discussions over the past two months with the FDIC, the State of Connecticut Department of Banking, and the Federal Reserve, Southern Connecticut Bancorp, Inc. on December 16, 2005 formally withdrew its application to the Federal Reserve to open The Bank of Southeastern Connecticut as a separately chartered institution and, instead, plans to expand into New London with a branch of The Bank of Southern Connecticut. The Bank of Southeastern Connecticut will be the only small commercial bank that will be operating in New London County, and is fully committed to providing premier service to small and medium size businesses and individuals.

“Opening a separately chartered institution in New London has been a challenging process,” said Joseph V. Ciaburri, Chairman and Chief Executive Officer of Southern Connecticut Bancorp, Inc. “Our business plan called for a separate charter in New London, but the current regulatory environment impairs the ability of a small bank holding company to operate multiple charters. The regulatory burden simply makes it too expensive to operate multiple, independently chartered banks.”

As a division of The Bank of Southern Connecticut, as opposed to an independently chartered institution, Management anticipates substantial expense savings, particularly in the area of regulatory oversight, as a result of operating The Bank of Southeastern Connecticut as a division. Based on recent experience, the annual savings stemming from this reduced regulatory oversight are estimated to be at least $100,000 to $200,000 per year. Overall expense savings from operating The Bank of Southeastern Connecticut as a division rather than a separate bank, including savings from reduced regulatory oversight, are expected to be on the order of $300,000 to $400,000 annually.

“Our objective in New London was and is to provide quality banking services to the local business community,” continued Mr. Joseph V. Ciaburri, “While management sees value in operating an independent entity for New London, we believe the company will be equally well positioned to serve New London and the surrounding communities as a division of The Bank of Southern Connecticut. Southern Connecticut Bancorp, Inc. continues to pursue its objective of establishing the premier commercial banking franchise along the Connecticut Shoreline from New Haven to Rhode Island.”

Establishing The Bank of Southeastern Connecticut in New London as a division of The Bank of Southern Connecticut will require prior approval from the FDIC and the State of Connecticut Department of Banking. Applications for these approvals are being prepared and will be filed by year end. We anticipate receipt of regulatory approvals during the first quarter of 2006.

Carmelo L. Foti will serve as president of the new division.

“During the past six months I have been living and working here in New London,” said Mr. Foti. “New London and the surrounding markets are dynamic, and a strong market opportunity exists for The Bank of Southeastern Connecticut as a leading provider of financial services for local businesses.”

Mr. Foti joined Southern Connecticut Bancorp, Inc. in May 2005. Mr. Foti brings nearly 30 years of experience in the banking and financial services industries. He is the former Vice President and Manager of Credit and Marketing for the New York branch of the National Bank of Egypt, serving with the bank and its predecessor since 1998. Previously, Mr. Foti was the Chairman and Chief Executive of Initial Funding Corporation, a trade finance company focused on serving small to medium sized companies nationally. Mr. Foti was Executive Vice President of Manufacturers Hanover World Trade Corporation and Vice President of Manufacturers Hanover Trust Company which he joined in 1976. He has extensive experience in commercial lending, equipment financing and international trade finance. In addition, Mr. Foti currently serves as a director of the Brooklyn Cheesecake & Dessert Company (OTC BB symbol: BCAK).

Mr. Foti will be supported in New London by an associate board of directors comprised of prominent local business people from the New London area as well as members of the Board of Directors of The Bank of Southern Connecticut.

About Southern Connecticut Bancorp, Inc.

Southern Connecticut Bancorp, Inc. is a commercial bank holding company dedicated to serving the banking needs of businesses located along the Connecticut shoreline from New Haven to Rhode Island. Southern Connecticut Bancorp owns 100% of The Bank of Southern Connecticut, headquartered in New Haven Connecticut. The Bank of Southern Connecticut is a provider of commercial banking services to a client base of small to midsized companies with annual sales typically ranging from $1,000,000 to $30,000,000. The Bank’s services include a wide range of deposit, loan and other basic commercial banking products along with a variety of consumer banking products. The Bank currently operates three branches, two in New Haven and one in Branford, Connecticut.

Southern Connecticut Bancorp was formed in 2000 by a group led by Joseph V. Ciaburri, a prominent, long-time resident of the New Haven area. Mr. Ciaburri started in banking in 1947, and he has served as a senior executive for several leading financial institutions in Connecticut during his career. Prior to forming Southern Connecticut Bancorp, Mr. Ciaburri had retired as the President and Chief Executive Officer of The Bank of New Haven, a New Haven-based commercial bank he founded in 1979. (The Bank of New Haven was acquired by Citizens Bank of Rhode Island in 1996.)

Certain statements contained in this release and in other written materials and statements we may issue, including without limitation statements containing the word “believes”, “anticipates”, “intends”, “expects”, “estimates”, “could”, “would”, “will”, or words of similar import, constitute forward-looking statements within the meaning of the federal securities laws.

Such forward-looking statements involve risks, uncertainties and other factors that may cause our actual future results, performance or achievements to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, among others, a limited operating history and volatility of earnings, our dependence on our executive management and Board of Directors, our business concentration in small to midsized businesses in the New Haven and New London, Connecticut areas, as well as changes in our business, competitive market and regulatory conditions and strategies. Additional information concerning factors that could impact forward-looking statements can be found in the company’s periodic public filings with the Securities and Exchange Commission and in the section captioned “Risk Factors” in our report on Form 10-KSB, filed on March 28, 2005 pursuant to the Securities Act of 1933 as amended. Given these uncertainties, readers are cautioned not to place any undue reliance on such forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements to reflect facts, assumptions, circumstances or events that occur after the date on which such forward-looking statements were made.